Exhibit 10.3

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Confidential

Cell Line Development, Manufacturing Services and License Agreement

This Cell Line Development, Manufacturing Services and License Agreement is entered into as of February 9th, 2021 (“Effective Date”) between:

ProBioGen AG,

Herbert-Bayer-Str. 8, D-13086 Berlin, Germany

(hereinafter: “ProBioGen”)

and

ValenzaBio, Inc.

[***]

(hereinafter: “ValenzaBio”)

(ProBioGen and ValenzaBio jointly hereinafter referred to as “Parties” or, in the singular, as “Party”)

WHEREAS:

•

ProBioGen is a technology and service provider, specialized in development and production of recombinant therapeutic proteins for 3rd parties. ProBioGen is known for high quality, royalty-free services, from stable high producer cell line generation up to GMP-manufacturing of clinical trials supplies;

•

ProBioGen AG (“ProBioGen”) developed its GlymaxX® ADCC enhancement technology to genetically engineer antibody producer cell lines. This technology is mainly applicable for antibody therapies in cancer indications, in which ADCC plays a major role. The technology is based on stable expression of [***]. This causes the secretion of literally completely [***] with greatly increased [***].

•	GlymaxX® can be used to [***]

•

ValenzaBio has in-licensed a cell line expressing a therapeutic antibody (VB119). VB119 is [***]. The current producer cell line is [***]. This cell line has reduced expression of [***], leading to [***];

•

ValenzaBio seeks the opportunity to switch the expression system and to generate a new [***], which may result in a different [***] Product. The newly expressed VB119 is intended to be similar to the existing investigational candidate. Such a development program may thus benefit from ProBioGen’s GlymaxX® ADCC enhancement technology.

•

ValenzaBio asked ProBioGen to provide a proposal, describing the process, costs and time lines for [***] applying the GlymaxX® ADCC enhancement technology and to further provide the license terms of the technology;

Now, therefore, in consideration of the mutual covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ValenzaBio and ProBioGen agree as follows:

1.	DEFINITIONS

In this Agreement, the following terms will have the following meanings:

1.1	“Agreement” means this Cell Line Development, Manufacturing Services and License Agreement including its Appendices and its amendments (if any)

1.2	“Cell Line” means the cell line described in Appendix 2.1

1.3

“Clinical Trial” means any investigation in human subjects intended to discover or verify the clinical, pharmacological and/or other pharmacodynamic effects of any product, or to identify any adverse reactions to any product and/or to study absorption, distribution, metabolism and excretion of any product with the object of ascertaining its safety and/or efficacy

1.4	“Commercial Product License” shall have the meaning set out in Section 7.1

1.5

“Competent Authority” means any national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory Person (whether autonomous or not) of any government of any country having jurisdiction over either any of the activities contemplated by this Agreement or the Parties

1.6

“Confidential Information” shall mean, any proprietary, non public information related to the business, technology, products, processes or customers of a Party disclosed by a Party and/or its Representatives (“Disclosing Party”) to the other Party and/or its Representatives (“Receiving Party”) pursuant to this Agreement regardless of the form in which that information is constituted. Confidential Information may include, without limitation, any and all non public information, Know-how, business or financial information and other confidential and proprietary information of the Disclosing Party. Confidential Information may be written, recorded or otherwise fixed in a tangible medium, electronically communicated, or orally or visually communicated, furnished, provided or disclosed by a Disclosing Party, or acquired by a Receiving Party, directly or indirectly, from the Disclosing Party. .

1.7	“Contract Manufacturing” shall mean a situation in which ValenzaBio renders services for a Third Party on the development or manufacturing of such Third Parties’ products

1.8	“First Commercial Sale” means the first commercial sale of any Product by ValenzaBio or a sub-licensee of ValenzaBio after grant of Marketing Authorization.

1.9

“GLP Toxicology Study” means a preclinical toxicology study conducted for the purpose of assessing the potential hazards and risks of a pharmaceutical drug product, in accordance with Good Laboratory Practice for Nonclinical Laboratory Studies (GLP) guidelines, promulgated under the US Food and Drug Administrations Code 21CFR Part 58 or in accordance with any other applicable equivalent legislation.

1.10	“GlymaxX® Technology” shall mean the technology described in Appendix 1.10 hereto in the way of application described therein.

1.11

“Good Laboratory Practices” (GLP) shall have the meaning set forth in United States FDA rules, regulations and guidelines and any other applicable corresponding rules, regulations and guidelines in any other territory.

1.12

“Good Manufacturing Practice” (GMP)” shall mean the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use laid down in (i) Commission Directive 2003/94/EEC of 08 October 2003 and EU Guide to Good Manufacturing Practice for Medicinal Products and for Investigational Medicinal Products in particular with respect to Part II chapter 19 of this Guide, including applicable annexes and (ii) the FD&C Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, including the applicable provisions of 21 C.F.R. Parts 210 and 211.

1.13

“Improvement” shall mean any modification, variation or revision to any Biologic, compound, product or technology or any discovery, technology, device, process or formulation related to such compound, product or technology, whether or not patented or patentable, including any enhancement in the efficiency, operation, manufacture, ingredients, preparation, presentation, formulation, means of delivery, packaging or dosage of such compound, product or technology, any discovery or development of any new or expanded indications for such compound, product or technology, or any discovery or development that improves the stability, safety or efficacy of such compound, product or technology.

1.14	“Indirect Taxes” shall mean value added taxes, sales taxes, consumption taxes and other similar taxes.

1.15

“Intellectual Property” shall mean any Patent, any invention, discovery or finding (whether patentable or not) any registered design, copyright, database right, design right, trademark, application to register any of the aforementioned rights, trade secrets, Know-how, any Improvements to any of the aforesaid, and any right of confidence or industrial property right of any nature whatsoever in any part of the world.

1.16

“Know-how” shall mean information, know-how, data, designs, plans, specifications, structures, documents, trade secrets, ideas, concepts, products, methods, processes, prototypes, samples, formulas, applications, works-in-progress, systems, software, technologies, manufacturing or marketing techniques.

1.17	“[***]” means [***], a corporation incorporated [***].

1.18	“Licensed Know-how” shall mean [***] and any Know-how relating to [***].

1.19	“Licensed Patent Rights” shall mean the ProBioGen Patent Rights and the [***] Patent Rights.

1.20	“[***] Agreement” means the Agreement between ProBioGen and [***].

1.21	“[***] Patent Rights” shall mean the rights to [***] IP under those Patents [***].

1.22	“Marketing Authorization” shall mean any approval required from the US FDA or any other relevant equivalent Competent Authority to market and sell a Product in a particular country.

1.23	“MCB Generation” shall mean the generation of a Master Cell Bank for the Product.

1.24	“Milestone” shall mean an event described in this Agreement the occurrence of which leads to certain consequences as described in this Agreement.

1.25	“Net Sales” shall mean:

(i)	With respect to a Product, the annual gross invoiced sales price for a Product sold by ValenzaBio or its Sub-Licensees to a Third Party customer less [***].

(ii)

The amounts in subsection (i) above shall be determined from the books and records of ValenzaBio and its Sub-Licensees maintained in accordance with international accounting standards and such amounts shall be calculated using the same accounting principles used for other products of ValenzaBio.

(iii)

Sales between ValenzaBio or its Sub-Licensees shall be disregarded until the Product is resold to an unrelated Third Party and only the final sale to such unrelated Third Party shall be included in Net Sales.

(iv)

Customary transfers or dispositions, whether or not for consideration, of Products for charitable or promotional purposes or for preclinical, clinical, manufacturing, regulatory or governmental purposes shall not be deemed “sales”.

(v)

Where (a) Products are sold by ValenzaBio, or its Sub-Licensees other than in an arms-lengths sale or as a number of items without a separate invoice price, or (b) consideration for the Products shall include any non-cash element, the Net Sales applicable to any such transaction shall be deemed to be [***].

1.26

“Patent” shall mean a patent or patent application and all national stage applications, divisional, continuations and continuations-in-part, reissues, re-examination certificates, registrations, confirmations, extensions, substitutions, renewals and supplementary protection certificates, and any other foreign counterparts, or other post-issuance counterparts related to any of the aforesaid patents and patent applications, and for the avoidance of doubt any other Patents which disclose the same subject matter as the aforesaid patents and patent applications.

1.27

“Phase I Clinical Trial” shall mean a human Clinical Trial in any country that is intended to initially evaluate the safety of a Product in volunteer subjects or patients that would satisfy the requirements of US legislation 21 CFR 312.21(a), or its foreign equivalent and may evaluate the Product’s therapeutic or antigenic effects.

1.28

“Phase II Clinical Trial” shall mean a small scale human Clinical Trial of a Product on patients, in any country, including possible pharmacokinetic studies, the principle purposes of which are to make a preliminary determination that such product is safe for its intended use and to obtain information about such product’s efficacy to permit the design of further clinical trials or a similar clinical study prescribed by the regulatory authorities, from time to time, that would satisfy the requirements of US legislation 21 CFR 312.21(b) or its foreign equivalent.

1.29

“Phase III Clinical Trial” shall mean a pivotal human Clinical Trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for a marketing application that would satisfy the requirements of US legislation 21 CFR 312.21(c) or its foreign equivalent.

1.30

“ProBioGen Background IP” shall mean all Intellectual Property rights that (i) ProBioGen holds or controls before the Effective Date and/or (ii) that are developed by ProBioGen independent from the Services under this Agreement.

1.31	“ProBioGen Deliverables” means the items developed and delivered to ValenzaBio by ProBioGen as set out in this Agreement. [***].

1.32	“ProBioGen Patent Rights” shall mean the [***].

1.33	“Product” means the antibody which is in development by ValenzaBio and which is specified in Appendix 1.33. For the avoidance of doubt, [***].

1.34	“Project” means the total of the Services described herein

1.35	“Release” shall mean the certification by a qualified person that a specific batch of material is in accordance with the relevant requirements

1.36	“Release of the First Phase I Material” shall mean the Release of the first quantity of GMP Product drug substance for the first Phase I Clinical Trial.

1.37	“Release of the First Phase II Material” shall mean the Release of the first quantity of GMP Product drug substance for the first Phase II Clinical Trial.

1.38	“Release of the First Phase III Material” shall mean the Release of the first quantity of GMP Product drug substance for the first Phase III Clinical Trial.

1.39	“Representatives” shall mean, with respect to a Party, such Party’s Affiliates and each Party’s and Party’s Affiliates respective directors, officers, employees and agents.

1.40	“Reverse Engineer” shall mean the sequencing of the Vector.

1.41	“Services” means the services performed by ProBioGen for ValenzaBio as set out in this Agreement and in the Appendices hereto.

1.42	“Start of GLP Toxicology Study” shall mean the [***] in the first GLP Toxicology Study for the development of the Product.

1.43	“Start of Phase I Clinical Trial” shall mean the [***], whatever (i) or (ii) is earlier.

1.44	“Start of Phase II Clinical Trial” shall mean [***], whatever (i) or (ii) is earlier.

1.45	“Start of Phase III Clinical Trial” shall mean [***], whatever (i) or (ii) is earlier.

1.46	“Start of Single Cell Cloning” shall mean the start of [***] in the Scope of Services (Appendix 2.1 to this Agreement).

1.47	“Territory” shall mean all countries worldwide.

1.48	“Third Parties” shall mean a Person other than (i) a Party to this Agreement; or (ii) Affiliates of a Party to this Agreement.

1.49	“ValenzaBio Deliverables” means the items to be delivered to ProBioGen by ValenzaBio as set out in this Agreement and its Appendices.

1.50	“Vector” has the meaning as described in Section 7.3.

1.51

General on Definitions: The singular includes the plural and vice versa. Where the context so admits or requires references to “ProBioGen” and “ValenzaBio” shall include their respective employees and agents.

2. SERVICES

2.1	Scope of Services. A detailed description of the Services to be rendered by ProBioGen for the cell line development is made in Appendix 2.1 to this Agreement. [***].

2.2

Subcontracting. ProBioGen will not delegate or subcontract any of its obligations relating to the Services hereunder without ValenzaBio’s prior written consent. As an exemption hereto, ProBioGen shall, without a need for further permission by ValenzaBio, be entitled to [***].

2.3	Compliance with Law. ProBioGen will perform its obligations under this Agreement in a manner that complies with all locally applicable laws or regulations.

3.	VALENZABIO DELIVERABLES

3.1	ValenzaBio Deliverables. ValenzaBio shall, prior to the commencement of the Services by ProBioGen, supply ProBioGen with the ValenzaBio Deliverables as described in Appendix 3.1 to this Agreement.

3.2

Shipment. ValenzaBio shall send the ValenzaBio Deliverables to ProBioGen on [***] and ValenzaBio shall document all ValenzaBio Deliverables in delivery notes. ProBioGen shall check the ValenzaBio Deliverables upon arrival for completeness and for visible defects. ProBioGen shall list the deliveries in a delivery record.

3.3

Rights in Deliverables. The transfer of ValenzaBio Deliverables to ProBioGen shall convey no rights in such ValenzaBio Deliverables to ProBioGen, except for performance of the Services by ProBioGen under this Agreement. All such ValenzaBio Deliverables shall remain the sole property of ValenzaBio. ProBioGen shall not use such ValenzaBio Deliverables for any purpose other than for the Services, and ProBioGen shall, except if permitted under this Agreement, not deliver to or use for the benefit of any Third Party such ValenzaBio Deliverables without the prior written consent of ValenzaBio. ProBioGen shall not use the ValenzaBio Deliverables in research or testing involving human subjects. ProBioGen will return to ValenzaBio or destroy the ValenzaBio Deliverables upon ValenzaBio’s request (it being recognized that ProBioGen may, in the course of performing Services, alter, sort and discard portions of and otherwise handle ValenzaBio Deliverables provided by ValenzaBio). ValenzaBio shall, before provision of any ValenzaBio Deliverables to ProBioGen, inform ProBioGen about identity of the ValenzaBio Deliverables and of any safety impacts such ValenzaBio Deliverables may have. ValenzaBio shall issue a written confirmation to ProBioGen that all ValenzaBio Deliverables conform to the agreed standards, that the ValenzaBio Deliverables have been checked at Valen-zaBio or its affiliate CDMO and that none of the ValenzaBio Deliverables does fall under a higher security level than the “S 1” level of the applicable German law on genetic engineering.

4.	PROBIOGEN DELIVERABLES, SHIPMENT, CHECK AT VALENZABIO

4.1

ProBioGen Deliverables. After successful completion of the Services, ProBioGen shall ship to ValenzaBio the ProBioGen Deliverables as described in Appendix 4.1 to this Agreement. IT IS EXPLICITLY UNDERSTOOD BY VALENZABIO THAT ANY NON-GMP MATERIAL SUPPLIED BY PROBIOGEN IS NOT TO BE USED IN HUMANS. Shipment shall be made as soon as ValenzaBio has completely paid the remuneration for the respective Part as agreed in Section 9 below. Shipment shall be made [***]. Costs for shipment and insurance shall be borne by [***]. On ValenzaBio’s request, ProBioGen shall care for transport and insurance on ValenzaBio’s account. Valen-zaBio shall, upon arrival of the deliverables, diligently check the ProBioGen Deliverables and immediately notify ProBioGen of any defect. Reports shall be of ProBioGen standard-content.

4.2	[***]. As described in the scope of Service (Appendix 2.1), the Cell Line which will be used within this Project is [***]. [***].

5.	TIME SCHEDULE

5.1

Time Schedule. Appendix 5.1 to this Agreement shows the intended time schedule for the Services (the “Time Schedule”). ProBioGen shall use reasonable efforts to achieve all Milestones and Deliverables within the time periods set out in the Time Schedule. However, it is understood by both Parties that the Services are of scientific in nature and that the Time Schedule is an estimate.

6.	SITE VISITS AND RECORDS

6.1

Site Visits at ProBioGen. ValenzaBio’s authorized representatives may visit ProBioGen’s site and facilities at reasonable times previously approved by ProBioGen and with reasonable frequency during normal business hours to: (a) observe the progress of the Services, (b) consult with ProBioGen personnel concerning the Services. It is expected that each such site visit shall not [***] and ProBioGen shall, [***]. During such visits, ValenzaBio agrees to comply with ProBioGen’s requirements and procedures relating to safety, security, protection of Confidential Information, and conduct of which Valen-zaBio has received notice.

6.2

ProBioGen to Comply with ValenzaBio’s Rules and Regulations. When on any ValenzaBio’s site, ProBioGen will comply at all times with ValenzaBio’s rules and regulations regarding safety, security, protection of Confidential Information, and conduct of which ProBioGen has received notice.

6.3

Records. ProBioGen’s officers, agents, and employees involved in the Services will keep complete, accurate and authentic accounts, notes, data and records (collectively, the “Records”) of the Services performed under this Agreement and all results thereof.

6.4

Maintenance of Records. Unless ValenzaBio is in breach of its payment obligations hereunder, ProBioGen will maintain the Records for the Services for at least [***] after the completion of the Services. ProBioGen may destroy any Records in its possession at the end of the [***] period without notice to ValenzaBio.

7.	LICENSE TO USE THE GLYMAXX® TECHNOLOGY IN THE PROBIOGEN DELIVERABLES

7.1

Grant of GlymaxX®-License. Upon signature of this Agreement, the commercial license to use ProBioGen’s proprietary GlymaxX®-Technology is activated in respect to the Product (the “Activation”). Upon such Activation ProBioGen grants to ValenzaBio, effective upon receipt by ProBioGen of the Activation Fee as set forth in Section 8.1 below and contingent upon receipt of the Milestone payments as set forth below, a commercial nonexclusive license under the Licensed Patent Rights and Licensed Know-how in the Territory to use the Cell Line in which the GlymaxX® Technology is applied for the research, development, manufacture, use, sale and offer for sale, import and export of the Product (“Commercial Product Licence”). The Commercial Product License includes a nonexclusive sublicense by ProBioGen of the [***] Patent Rights; such sublicense is limited to the use by ValenzaBio for the Product which is subject of the Commercial License (the “[***] Sublicense”). The [***] Sublicense shall, if not terminated for cause under Section 15.2 below, remain in force until the last of the [***] Patents has expired.

7.2

Contract Manufacturing Exemption. The Commercial Product License does not include the right to perform Contract Manufacturing and such Contract Manufacturing shall explicitly be excluded from any license granted under this Agreement.

7.3	[***]

8.	PAYMENTS FOR THE LICENSE IN THE GLYMAXX® TECHNOLOGY

8.1

Payments for the Commercial Product License. ValenzaBio shall make to ProBioGen the following payments related to the following Milestones. These Milestones are partly depending upon whether or not the Product (Non-GMP or GMP, as the case may be), which is used for the respective Milestone, is manufactured by ProBioGen for ValenzaBio under future agreements. In respect to Milestones which are related to the Start of a Clinical Trial, if a certain Clinical Trial (for example a Phase I Clinical Trial) is not needed, the below Milestone payment for such specific Clinical Trial shall be paid together with the next following Milestone payment. If two or more Clinical Trials are combined, the respective below Milestones for those single Clinical Trials, which are combined, shall be paid together at the Release of the Material for the combined Clinical Trial, but at the latest upon the first dosing of a first patient in such a combined Clinical Trial.

8.1.1	General Milestones:

8.1.1.1	[***]

8.1.1.2	[***]

8.1.2	Milestones that only fall due if the Product (Non-GMP or GMP, as the case may be), which is used for the respective Milestone is manufactured by ProBioGen for ValenzaBio under future agreements:

8.1.2.1	[***]

8.1.2.2	[***]

8.1.2.3	[***]

8.1.2.4	[***]

8.1.2.5	[***]

8.1.3	Milestones that only fall due if the Product (Non-GMP or GMP, as the case may be), which is used for the respective Milestone is not manufactured by ProBioGen for ValenzaBio under future agreements:

8.1.3.1	[***]

8.1.3.2	[***]

8.1.3.3	[***]

8.1.3.4	[***]

8.1.3.5	[***]

8.1.4	General Performance Milestones (due regardless whether or not the manufacture of Product was conducted ProBioGen):

8.1.4.1	Upon the achievement by the Product of annual Net Sales of [***]

8.1.4.2	Upon the achievement by the Product of annual Net Sales of [***]

8.1.4.3	Upon the achievement by the Product of annual Net Sales of [***]

8.2	Payments for the [***] Sublicense. ValenzaBio shall make to ProBioGen the following payments related to the following Milestones:

8.2.1	[***]

8.2.2	[***]

8.3

Information about Milestones reached. ValenzaBio shall immediately inform ProBioGen as soon as a Milestone as set forth in Sections 8.1 or 8.2 above has been reached by ValenzaBio or its Sub-Licensees. Even without information by ValenzaBio, a Milestone shall be considered to be reached if [***]. [***], ValenzaBio shall have [***].

8.4	On-going Information. Until [***], ValenzaBio shall provide ProBioGen with a report describing [***].

8.5	Payment Obligations. [***].

8.6

Payment Status and Payment Term. The payments set out in this Section 8 shall be nonrefundable and each of these payments shall, if not explicitly provided otherwise herein, be due following the occurrence of the respective Milestone relating to the respective payment.

9.	PAYMENTS FOR SERVICES

9.1

Fees for Services. For the Services under this Agreement, ValenzaBio shall pay to ProBioGen the non-refundable amounts according to the Parts as set forth in Appendix 9.1 to this Agreement. Appendix 9.1 does also include the amounts to be paid by ValenzaBio to ProBioGen as consideration for [***]. The amounts (in EURO) set forth in Appendix 9.1 and are exclusive of any applicable value added tax or sales tax, which ValenzaBio shall be additionally liable to pay to ProBioGen if such tax is applicable.

9.2

Additional Costs. ValenzaBio shall, in addition to the above mentioned remuneration, reimburse to ProBioGen [***]. ProBioGen will obtain pre-approval from ValenzaBio for such costs and send invoice to ValenzaBio for reimbursement.

10.	GENERAL ON PAYMENTS

10.1	Payment. Subject to the terms and conditions of this Agreement, ValenzaBio will pay ProBioGen the amounts set forth in this Agreement within [***] from the receipt by ValenzaBio of a correct invoice.

10.2

Indirect Tax. All payments are exclusive of Indirect Tax. If any Indirect Taxes are chargeable in respect of any Payments, ValenzaBio shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by ProBioGen in respect of those Payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes.

10.3

Withholding Tax. The amounts payable by ValenzaBio to ProBioGen pursuant to this Agreement shall not be reduced on account of any taxes unless required by applicable law. ProBioGen alone shall be responsible for paying any and all taxes (other than withholding taxes required by applicable law to be paid by ValenzaBio) levied on account of, or measured in whole or in part by reference to, any payments it receives. ValenzaBio shall deduct or withhold from the payments any taxes that it is required by applicable law to deduct or withhold. Notwithstanding the foregoing, if ProBioGen is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding tax, it may deliver to ValenzaBio or the appropriate governmental authority (with the assistance of ValenzaBio to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve ValenzaBio of its obligation to withhold tax, and ValenzaBio shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that ValenzaBio has received evidence, in a form reasonably satisfactory to ValenzaBio, of ProBioGen’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [***] prior to the time that the payments are due. If, in accordance with the foregoing, ValenzaBio withholds any amount, it shall pay to ProBioGen the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to ProBioGen proof of such payment within [***] following that payment.

10.4

All payments to be made by ValenzaBio to ProBioGen hereunder are payable in Euros. When a Product is sold by ValenzaBio or its Sub-Licensees for compensation other than Euro, conversion of foreign currency to Euro will be made on the Euro Foreign Exchange reference rates published by the European Central Bank at the last day of the month in which such sale occurred

10.5	Records and Audits.

10.5.1

Records: ValenzaBio shall keep, and shall cause its Affiliates and Sub-Licensees to keep, complete and accurate books and financial records containing all data necessary for the calculation of the Net Sales pursuant to this Agreement, which books and financial records shall be retained by ValenzaBio and its Affiliates and Sub-Licensees, until [***] after the end of the calendar year to which they relate.

10.5.2

Audits: Upon the written request of ProBioGen, ValenzaBio shall permit and shall cause its Affiliates and Sub-Licensees to permit, an independent certified public ac-counting firm of internationally recognized standing selected by ProBioGen, to inspect and audit, during normal business hours and upon at least [***]’ written notice, such of the records as may be reasonably necessary to verify the accuracy of the Net Sales; provided that ProBioGen shall not have the right to inspect or audit records more than once annually. If such accounting firm concludes that there is a negative discrepancy between a statement of ValenzaBio on Net Sales and the result of the audit, ProBioGen shall be entitled to invoice ValenzaBio for the amount owed as determined by such accounting firm and ValenzaBio shall pay such amount and the reasonable fees for the work of such accounting firm.

11.	ON-GOING INFORMATION, COMMUNICATION

11.1

Status Information. ProBioGen shall, [***], briefly inform ValenzaBio about the status of the Project by e-mail. Should, during the performance of the Services, instances occur or risks be discovered or other relevant facts be discovered, ProBioGen shall immediately report such instances to ValenzaBio.

11.2	Project Team: As their scientific representatives in respect to the Project, the Parties do nominate the following Persons:

(a)	ProbBioGen [***]

[***]

(b)	ValenzaBio [***]

These persons shall, together, form the Project Team. The Project Team shall act in all matters expressly assigned to it in this Agreement and in the appendices hereto. In addition to the Status Information the Project Team shall hold meetings via teleconference on a regular basis, aiming at a about every [***]. In preparation of such meetings, a presentation with recent/current generated data will be provided and the current stage of the Project shall be reviewed, further activities shall be determined and deviations from the expected Project course shall be discussed. [***]. The Project Team shall decide by [***]. The decisions made and points discussed in meetings of the Project Team shall be recorded by ProBioGen in minutes, which shall be transmitted to ValenzaBio by Email. Such minutes shall be deemed to be acknowledged by ValenzaBio if ValenzaBio does not communicate its objection, or any amendments or changes to the protocol [***] after the date of confirmed receipt of the protocol.

Meetings of the Project Team shall be, as a general rule, held by telephone conference-call. On request of ValenzaBio, the meetings shall be held as face-to-face meetings at the premises of ProBioGen.

12.	QUALITY OF WORK, WARRANTIES AND LIABILITY

12.1

Performance. ProBioGen warrants that ProBioGen will perform, or cause to be per-formed (including through appropriate supervision and inspection), the Services and otherwise fulfill its obligations hereunder honestly and in good faith, exercising reasonable skill, care and diligence, in accordance with recognized professional and industry standards, and in accordance with the terms and conditions of this Agreement. ProBioGen’s activities under this agreement are research and development activities with uncertain results. [***]

12.2

ValenzaBio Permits, Compliance to Laws. ProBioGen warrants that it holds all permits which are necessary to perform the development Services and that it does fulfill all legal requirements for the Project ProBioGen warrants that to the best of its knowledge, ProBioGen is in compliance with all applicable laws and regulations concerning in vivo animal experimentation and the ethical treatment of laboratory animals. ProBioGen also warrants that it is not under investigation for violations of such laws, and will inform ValenzaBio in writing immediately if it or any party who is performing Services is the subject of a conviction or if any action, suit, claim, investigation or legal or administrative proceeding is pending.

12.3

Non-Infringement by ProBioGen. With the exemption as set forward in Section 4.2 above, ProBioGen warrants that, upon ProBioGen’s reasonable knowledge at the time of signature, the use of ProBioGen’s expression system as such and the use of the GlymaxX®-Technology as such shall not violate or in any way infringe upon the Intellectual Property Rights of any Third Party. This warranty is, however, limited to the ProBi-oGen expression system as such and the GlymaxX®-Technology as such and no warranty in respect to the non-infringement of Third Party IP is granted by ProBioGen in respect to the manufacture and commercialization of the Product. For the manufacturing and commercialization of the Product, certain limitations because of Third Party IP may exist and it is on ValenzaBio to review and consider such limitations and, if necessary, to enter into licenses with such Third Parties and ProBioGen makes no representations and grants no warranties and bears no liability in respect to non-infringement of Product-related Third Party IP.

12.4

Non-Infringement by ValenzaBio. ValenzaBio warrants that, upon ValenzaBio’s reasonable knowledge, the ValenzaBio Deliverables do not violate or in any way infringe upon the Intellectual Property Rights of any Third Party.

12.5

No other Warranties. The Parties agree that except as expressly set forth in this Section 12 or elsewhere in this Agreement, the Services rendered and the license granted by ProBioGen under this Agreement are WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND THAT PROBIOGEN SHALL ONLY BE LIABLE IN CASE OF BREACH OF THESE WARRANTIES with the exemption that ProBioGen’s statutory liabilities under mandatory laws, such as product liability, pharmaceutical liability etc. shall remain unaffected from the terms of this Agreement. EXCEPT AS EXPRESSLY SET

FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, MERCHANTABLE QUALITY, DURABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

12.6

No liability upon cure of breach. ProBioGen shall not be liable for a breach of its obligations if ProBioGen has cured such breach within [***] after notice from ValenzaBio requesting the cure of such breach.

12.7

Limitation of Liability. For negligent breaches of ProBioGen’s material obligations under this Agreement, ProBioGen’s liability shall be limited (i) in case of a breach in respect to the Services [***] and (ii) in case of a breach by ProBioGen in respect to the licenses granted by ProBioGen to ValenzaBio hereunder, ProBioGen’s liability shall be limited to [***].

12.8

Exemption to Limitation of Liability. The limitation of liability stipulated in this Section 12 above shall not apply to damages of life or bodily injuries or to intentional or grossly-negligent breaches of ProBioGen’s material obligations under this Agreement.

12.9

Exclusion of Consequential, Damages etc. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOST SAVINGS, OR ANY INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

13.	PATENTS AND INTELLECTUAL PROPERTY RIGHTS

13.1

Background Intellectual Property, Improvements made during the Services. All Intellectual Property rights related to ProBioGen Background IP and any Improvements to or based on ProBioGen’s Background IP made by or on behalf of a Party during or after the course of the Services shall be owned by ProBioGen, while Intellectual Property rights solely related to the deliverables provided by ValenzaBio and Intellectual Property Rights that are developed during the course of the Services solely and specifically in respect to the Product will be owned by ValenzaBio. Each Party shall assign to the other Party, free of charge, all rights, title and interest in Intellectual Property Rights generated by that Party or by its employees, advisors, sub-contractors or alike which are owned by the other Party pursuant to this Section. As an exemption to this Section, the distribution of Intellectual Property Rights in respect to the GlymaxX®-Technology is set forth in Section 13.5 below.

13.2

Filing, Prosecution and Maintenance. As between the Parties, sole discretion regarding filing, prosecution and maintenance of the ProBioGen Patent Rights and any Patents relating to GlymaxX® Technology and any Improvements of the GlymaxX® Technology lies with ProBioGen, and ProBioGen shall be responsible for all associated costs.

13.3

Maintaining. There is no obligation of ProBioGen to maintain the ProBioGen Patent Rights, save that ProBioGen shall notify ValenzaBio in the event that either ProBioGen omits to perform any act required to prosecute and/or maintain any of the ProBioGen Patent Rights or ProBioGen intends to allow any one or more of the ProBioGen Patent Rights to lapse.

13.4

Infringements. Each Party shall be obliged to inform the other immediately of any infringement of or action against the ProBioGen Patent Rights by Third Parties as soon as such Party becomes aware of it and to provide the other Party with the details of such infringement or action. The discretion regarding enforcement of ProBioGen Patent Rights resides with ProBioGen.

13.5

Improvements made under the Commercial Product License. In the event that ValenzaBio or Third Parties on behalf of ValenzaBio generate any Improvements to the Licensed Patent Rights and/or the Licensed Know-how as they specifically relate to the GlymaxX® Technology pursuant to this Agreement, such Improvements shall be owned by ProBioGen provided that they do not include the specific Product and the Improvements to the specific Product and ValenzaBio hereby assigns all right title and interest in and to such Improvements to ProBioGen. ProBioGen hereby grants to ValenzaBio a license on a non-exclusive, sub-licensable (through multiple tiers) basis in respect of all such Improvements to ValenzaBio under the same terms as the license granted to ValenzaBio pursuant to Section 7.

14.	CONFIDENTIALITY, USE OF CELL LINE

14.1

Use/Safeguarding of Confidential Information. Each Party that receives Confidential Information from a Disclosing Party (the “Receiving Party”) will not use the Disclosing Party’s Confidential Information for any purpose other than to exercise or perform its rights or obligations under this Agreement. Without limiting the generality of the foregoing, each Party agrees that it will not use or take advantage of the other Party’s Confidential Information for its own benefit, and will not use any of the other Party’s Confidential Information as the basis for the design or creation of any device or means other than as provided herein. Each Party will not copy or otherwise reproduce the other Party’s Confidential Information, or disclose, disseminate or otherwise communicate, in whole or in part, the other Party’s Confidential Information to any Third Party, except as provided herein, without the prior written consent of the other Party. Each Party further agrees that it will safeguard the other Party’s Confidential Information from disclosure and, at a minimum, use efforts as stringent as those the Receiving Party employs for protecting the confidentiality of its own Confidential Information which it does not desire to disclose or disseminate, but in no event less than reasonable care. Confidential Information will only be disclosed to employees, contractors or agents of a Party that have a need to know such information in connection with this Agreement, and have agreed to protect such information in accordance with the terms hereof. Nothing in this Agreement shall restrict or affect a Party’s use or disclosure of its own Confidential Information.

14.2

Exceptions. Confidential Information will not include information that: (i) is or becomes publicly available through no act or omission of a Receiving Party; (ii) was rightfully known to the Receiving Party, without restriction, at the time of disclosure; or (iii) is independently developed by the Receiving Party without use of or reference to the

Disclosing Party’s Confidential Information. In the event that any Confidential Information is required to be disclosed by the Receiving Party by law or regulation or stock exchange or valid order of a court or other governmental authority, the Receiving Party will first give notice to the Disclosing Party so that the Disclosing Party will have an opportunity to seek a protective order or other appropriate relief.

14.3

Anonymous Presentations. The Parties are in agreement that each Party may, at its own discretion, publish general data about the Project for scientific or business development reasons after such data have been made anonymous in a way which secures that the protection of inventions is not endangered.

14.4

Press Release. The Parties are in agreement that each Party shall, after signature of this Agreement and upon achievement of each of the milestones defined in 9.1., be entitled to issue a mutually agreeable press release that includes the name of the Parties and the fact that the Parties have entered into an Agreement about the development of a Cell Line that includes application of the GlymaxX® Technology. ProBioGen shall be entitled to issue such press release as soon as ValenzaBio itself has issued its first press release independent of its content, provided, however, that even without such ValenzaBio press release ProBioGen shall be entitled to unilaterally issue a press release mentioning the company names of ProBioGen and ValenzaBio and that the respective instance has been reached using the GlymaxX® Technology before the end of the calendar year 2021. Further, ProBioGen shall be entitled to issue a press release at each Milestone reached and to use ValenzaBio’s logo for the purpose of naming ValenzaBio as a customer of ProBioGen.

14.5

Use of Cell Lines. ValenzaBio shall refrain from developing new producer cell lines using the Cell Line(s). Especially, but not limited to, ValenzaBio shall refrain from developing new producer cell lines using [***]. In addition, ValenzaBio shall refrain from any use of the ProBioGen Deliverables for the generation of other cell lines, specifically from the use of [***]. If ValenzaBio assigns the Cell Lines which are developed under this Agreement to Third Parties, ValenzaBio shall impose the duty on such Third Parties to observe this restriction on the use of the Cell Lines and the Vector as set forth in this Agreement and the stipulations provided in this Section 14.5.

15.	DURATION, TERMINATION

15.1

Term. The Services-related part of this Agreement shall become effective upon the date of the Agreement and shall remain in effect until the Services are completed. The Commercial Product License granted under this Agreement shall, if not terminated for important reason under Section 15.2 above, remain in effect until the payment obligations under Section 8.5 have expired.

15.2

Termination for Cause: Each Party shall have the right without prejudice to any rights to be exercised, damages accrued or claims for damage or other relief, to terminate this Agreement by written notice to the other Party upon occurrence of any of the following events:

(a)

if such Party becomes insolvent in that liabilities exceed assets, is adjudged bankrupt or insolvent, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed over its business, property or assets, or if a Party becomes the subject of liquidation or dissolution (except for reconstruction purposes such as mergers etc.) or involuntary bankruptcy proceedings or otherwise discontinues business; or,

(b)

if such Party breaches any material term or condition of this Agreement (especially, but not limited to, payment obligations hereunder) and the defaulting Party, having received written notice of such default from the Party asserting the breach, fails to fully cure such breach within [***] of receipt of such notice from the Party asserting the breach.

15.3	Notice of Termination. Any notice of termination has to be in written form and shall be submitted to the other Party by registered letter.

15.4

Accrued Obligations. The termination of this Agreement pursuant to this Section 15 shall not release any Party from any payment obligation accrued or accruing to the other Party prior to the termination date.

15.5	Survival: Sections 1, 3.3, 4.1 (second sentence only), 6.4, 7.3, 10.3, 10.5, 12.5, 12.6, 12.7, 12.8, 12.9, 13.1, 13.2, 13.5, 14 and 15 shall survive the termination of this Agreement

16.	GENERAL PROVISIONS

16.1

Independent Contractors. The Parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employment relationship is intended or created hereby. Except as may be specified in writing, neither Party will have the power to obligate or bind the other Party. Personnel supplied by ProBioGen will work exclusively for ProBioGen and will not for any purpose by considered employees or agents of ValenzaBio.

16.2

Force Majeure. Neither Party to this Agreement will be liable to the other Party for any failure or delay in fulfilling an obligation hereunder, if said failure or delay is attributable to circumstances beyond its control, including, but not limited to, any fire, labor dispute, government measure, acts of God, war, riots, civil disturbances, accidents, earthquakes, flood, strikes, lockouts, labor disturbances, or court or governmental order (“Force Majeure”). The parties agree that the deadline for fulfilling the obligation in question will be extended for a period of time equal to that of the continuance of the Force Majeure. ProBioGen will use all commercially reasonable efforts to minimize the effect of the Force Majeure on its performance under this Agreement. Notwithstanding the continuance of an event of Force Majeure, ProBioGen may not delay performance of its obligations under any circumstances by more than [***], otherwise ValenzaBio may terminate this Agreement.

16.3

COVID-19 Pandemic. It is agreed by the Parties that negative consequences of the COVID-19-Pandemic (the “Pandemic”) are regarded as a case of force majeure event that any Party may experience and that in such event, such effects shall be regarded as force majeure under the law. The Parties agree that this shall be the case even if the Parties are aware of the Pandemic as of the effective date of this Agreement and even if ProBioGen experiences effects of the Pandemic, which are, at the time of the effective date of this Agreement, not entirely unlikely or unexpected, (like, for example, but not limited to, shortage in personnel because of Pandemic-related disease or because of employees having to care for their family at home or closure of facilities or general or individual quarantine measures or alike).

16.4

Governing Law, Arbitration. This Agreement shall be governed by and construed in accordance with [***]. The applicability of the United Nations Convention on the International Sale of Goods shall be excluded. Any dispute or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination or the legal relationships established by this Agreement, will be exclusively and finally resolved by arbitration under the Arbitration Rules of the International Chamber of Commerce (ICC) in force at the date of this Agreement. The Parties agree that the tribunal shall consist of three arbitrators, the place of the arbitration [***]; the language of the arbitration [***].

16.5

Notices. Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by electronic means of communication addressed to the recipient as follows:

To ProBioGen:

E-mail: [***]

Fax No.: [***]

Attention: [***]

To ValenzaBio:

E-mail: [***]

Phone No.: [***]

Attention: [***]

or to such other street address, individual or electronic communication number or address as may be designated by notice given by either Party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day at the place of the recipient during which such normal business hours next occur if not given during such hours on any day.

16.6

Severability. If any provision, or portion thereof, of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination will not impair or affect the validity, legality or enforceability of the remaining provisions of this Agreement, and each provision, or portion thereof, is hereby declared to be separate, severable and distinct.

16.7

Waiver. A waiver of any provision of this Agreement will only be valid if provided in writing and will only be applicable to the specific incident and occurrence so waived. The failure by either Party to insist upon the strict performance of this Agreement, or to exercise any term hereof, will not act as a waiver of any right, promise or term, which will continue in full force and effect.

16.8

Remedies Cumulative. No single or partial exercise of any right or remedy under this Agreement will preclude any other or further exercise of any other right or remedy in this Agreement or as provided at law or in equity. Rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided at law or in equity.

16.9	Number and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

16.10	Headings. The headings in this Agreement are solely for convenience of reference and will not be used for purposes of interpreting or construing the provisions hereof.

16.11	Amendment. This Agreement may only be amended by written agreement duly executed by authorized representatives of the parties.

16.12

Entire Agreement. This Agreement will constitute the entire agreement between the Parties with respect to the subject matter hereof and will replace all prior promises or understandings, oral or written. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement.

16.13

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by any Party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such Party.

AGREED TO AND SIGNED by the duly authorized representatives of the Parties.

VALENZABIO, INC.		PROBIOGEN AG

Per:	/s/ Patrick Crutcher	Per:	/s/ Lutz Hilbrich
Title:	Chief Executive Officer	Title:	Dr. Lutz Hilbrich, CEO
Date:	February 8th, 2021	Date:	February 9, 2021

PROBIOGEN AG

		Per:	/s/ Volker Sandig
		Title:	Dr. Volker Sandig, CSO
		Date:	February 9, 2021